Vanguard Internal Use Only SUMMARY PLAN DESCRIPTION FOR John Wiley & Sons, Inc. Employees' Savings Plan Effective January 1, 2024 As Amended through December 20, 2024

Vanguard Internal Use Only Table of Contents Article 1 ................................................................................... Introduction Article 2 ........................... General Plan Information and Key Definitions Article 3 ....................................................................... Description of Plan Article 4 ............................................................... Eligibility Requirements Article 5 ........................................................................ Plan Contributions Article 6 .................................................................. Limit on Contributions Article 7 .................................................. Determination of Vested Benefit Article 8 .......................................................................... Participant Loans Article 9 ......................................................................... Plan Distributions Article 10 ....................................... Plan Administration and Investments Article 11 .......................................... Plan Amendments and Termination Article 12 ........................ Plan Participant Rights and Claim Procedures Addendum ...................................................... Additional SPD Provisions

1 John Wiley & Sons, Inc. Employees' Savings Plan SUMMARY PLAN DESCRIPTION ARTICLE 1 INTRODUCTION John Wiley & Sons, Inc. (the “Company”) has adopted the John Wiley & Sons, Inc. Employees' Savings Plan (the “Plan”) to help its employees save for retirement. If you are an employee of John Wiley & Sons, Inc., you may be entitled to participate in the Plan, provided you satisfy the conditions for participation as described in the Plan. In addition, if you are an employee of Atypon Systems, LLC, you may be entitled to participate in the Plan. This Summary Plan Description (“SPD”) is designed to help you understand the retirement benefits provided under the Plan and your rights and obligations with respect to the Plan. This SPD contains a summary of the major features of the Plan, including the conditions you must satisfy to participate under the Plan, the amount of benefits you are entitled to as a Plan participant, when you may receive distributions from the Plan, and other valuable information you should know to understand your Plan benefits. We encourage you to read this SPD and contact the Recordkeeper if you have any questions regarding your rights and obligations under the Plan. (See Article 2 below for the name and address of the Recordkeeper.) This SPD does not replace the official Plan document, which contains all of the legal and technical requirements applicable to the Plan. However, this SPD does attempt to explain the Plan language in a non- technical manner that will help you understand your retirement benefits. If the non-technical language under this SPD and the technical, legal language under the Plan document conflict, the Plan document always governs. If you have any questions regarding the provisions contained in this SPD or if you wish to receive a copy of the official Plan document, please contact the Recordkeeper. The Plan document may be amended or modified due to changes in law, to comply with pronouncements by the Internal Revenue Service (IRS) or Department of Labor (DOL), or due to other circumstances. The Company reserves the right to amend or terminate the Plan at any time and for any reason. If the Plan is amended or modified in a way that changes the provisions under this SPD, you will be notified of such changes. This SPD does not create any contractual rights to employment nor does it guarantee the right to receive benefits under the Plan. Benefits are payable under the Plan only to individuals who have satisfied all of the conditions under the Plan document for receiving benefits. (See Article 12 – Plan Participant Rights and Claim Procedures for additional information.) ARTICLE 2 GENERAL PLAN INFORMATION AND KEY DEFINITIONS This Article 2 contains information regarding the day-to-day administration of the Plan as well as the definition of key terms used throughout this SPD. Plan Name: John Wiley & Sons, Inc. Employees’ Savings Plan Plan Number: 002

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 2 Employer: Name: John Wiley & Sons, Inc. Address: 111 River Street City, State, Zip Code: Hoboken, New Jersey 07030 Telephone number: 201-748-6000 Employer Identification Number (EIN): 13-5593032 In addition to the Employer listed above, this Plan is also maintained by the following Participating Employer(s):  Atypon Systems, LLC Predecessor Employer(s): In applying the eligibility and allocation rules under Article 4 and the vesting rules under Article 7, all service you perform with us is taken into account. In addition, service may be credited with the following “predecessor” employers:  Hungry Minds, Inc.  Blackwell Publishing Inc.  ISUP  Harlin Davidson Inc.  Inscape Publishing, Inc.  Deltak edu, LLC  Efficient Learning Systems, Inc  Wilson Learning Corporation  Profiles International, Inc.  The Learning House Inc.  Zyante, Inc.  Atypon Systems, LLC  Madgex, Inc.  Mthree Consulting  Creative Interactive Media, Inc.  Kaplan, Inc.  Sybex, Inc. Thus, if you performed any service for such predecessor employers, you may receive credit for such service under this Plan. Please contact the Recordkeeper if you have questions about the type of service that may be taken into account with such predecessor employers. In addition, the following special provisions apply for purposes of crediting service with a Predecessor Employer: The acquisition agreement must require that predecessor service applies to the Plan. Predecessor service will be credited only with respect to employees of the acquired company who become employees of the Employer or a Participating Employer as a result of the acquisition. Plan Administrator: The Plan Administrator is a fiduciary of the Plan. The Plan Administrator may designate another person or persons to perform the duties of the Plan Administrator. The Plan Administrator or its delegate, as the case may be, has full discretionary authority to interpret the Plan, including the authority to resolve ambiguities in the Plan document and to interpret the Plan’s terms, including who is eligible to participate under the Plan and the benefit rights of participants and beneficiaries. All interpretations, constructions and determinations of the Plan Administrator or its delegate shall be final and binding on all persons, unless

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 3 found by a court of competent jurisdiction to be arbitrary and capricious. The Plan Administrator or its delegate also will allow you to review the official Plan document and other materials related to the Plan. The Employer has designated the following person or persons to take on the responsibilities of Plan Administrator: Name: Benefits Administration Board, c/o John Wiley & Sons, Inc. Address: 111 River Street City, State, Zip Code: Hoboken, NJ 07030 Telephone number: 201-748-6000 Recordkeeper: The Plan Administrator is responsible for the day-to-day administration and operation of the Plan and has delegated this ministerial responsibility to the Recordkeeper. For example, the Recordkeeper maintains the Plan records, including your account information, provides you with forms necessary to request a distribution from the Plan, and directs the payment of your vested benefits when elected or required under the Plan. If you have any questions about the Plan or your benefits under the Plan, you should contact the Recordkeeper. The Recordkeeper is: Name: Vanguard Address: 100 Vanguard Blvd. City, State, Zip Code: Malvern PA 19355 Telephone number: 800-523-1188 Trustee: All amounts contributed to the Plan are held by the Plan Trustee in a qualified Trust. The Trustee is responsible for the safekeeping of the trust funds and must fulfill all Trustee duties in a prudent manner and in the best interest of you and your beneficiaries. The Employer has designated a separate Trustee to hold the assets under the Plan. The trust established on behalf of the Plan will be the funding medium used for the accumulation of assets from which Plan benefits will be distributed. The following is the name and address of the Plan Trustee(s): • Name: Vanguard Fiduciary Trust Company Address: 100 Vanguard Blvd., Malvern, PA 19355 Service of Legal Process: Service of legal process may be made upon the Plan Administrator at the address listed above in this Article 2. In addition, service of legal process may be made upon the Plan Trustee or your Employer, if different from the Plan Administrator. Effective Date of Plan: This Plan is an amendment of a prior Plan that was originally effective December 1, 1977. The amendment of the Plan is effective as of January 1, 2024, incorporating all amendments made through December 20, 2024. Unless designated otherwise, the provisions of the Plan as set forth in this SPD are effective as of January 1, 2024. Plan Year: Many of the provisions of the Plan are applied on the basis of the Plan Year. For this purpose, the Plan Year is the calendar year running from January 1 – December 31.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 4 Plan Compensation: In applying the contribution formulas under the Plan (as described in Article 5 below), your contributions may be determined based on Plan Compensation earned during the Plan Year. However, in determining Plan Compensation, no amount will be taken into account to the extent such compensation exceeds the compensation dollar limit set forth under IRS rules. For 2024, the compensation dollar limit is $345,000. Thus, for the Plan Year beginning in 2024, no contribution may be made under the Plan with respect to Plan Compensation above $345,000. For subsequent plan years, the compensation dollar limit may be adjusted for cost-of-living increases. Note that the compensation dollar limit described above applies separately from the limitation on Salary Deferrals that you may contribute to the Plan. For purposes of determining Plan Compensation, your total taxable wages or salary is taken into account including any Salary Deferrals you make to this 401(k) plan and certain pre-tax salary reduction contributions you may make under other plans the Company may maintain, which may include pre-tax contributions you make under a medical reimbursement plan or “cafeteria” plan. However, for purposes of determining contributions under the Plan, Plan Compensation does not include the following types of compensation:  All fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation and welfare benefits  Special bonuses, including but not limited to Special Award, Star/Spot Bonus, Referral Bonus, Signing Bonus, Relocation Bonus  Stock options, restricted shares and dividend equivalent payments  Any wages or salary you receive from a “related employer,” unless that “related employer” adopts this Plan  Payments for unused leave, such as used sick leave, vacation or other payments made to you after you terminate employment. However, Plan Compensation earned in the payroll period during which your employment terminates is included, even though it is paid to you after your termination of employment. Plan Compensation for Safe Harbor Matching Contributions. In determining the amount of Safe Harbor Matching Contributions that will be made on behalf of Participants under the Plan, the same definition of Plan Compensation that applies for purposes of Salary Deferrals (as describe above) also applies for Safe Harbor Matching Contributions. Period for determining Plan Compensation. For purposes of determining Plan Compensation, only compensation you earn while you are a participant currently eligible to contribute to the Plan will be taken into account. Thus, any compensation you earn while you are not eligible to participate in the Plan will not be considered in determining Plan Compensation. Normal Retirement Age: You will reach Normal Retirement Age under the Plan when you turn age 65. Disabled: You generally will be considered Disabled for purposes of applying certain Plan rules, such as those that may apply to Plan distributions, vesting and allocations, if you are disabled under the terms of the Company’s disability insurance plan. ARTICLE 3 DESCRIPTION OF PLAN Type of Plan. This Plan is a special type of retirement plan commonly referred to as a 401(k) plan. Under the Plan, you may elect to have a portion of your salary deposited directly into a 401(k) account on your behalf

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 5 (“Salary Deferrals”). Salary Deferrals may be made as pre-tax contributions where you do not have to pay any income tax on those contributions and any earnings while they are held in the Plan. You also may choose to make Salary Deferrals on an after-tax basis, by designating your Salary Deferrals as Roth Deferrals. While you are taxed on a Roth Deferral in the year it is contributed to the Plan, you will not be taxed on the contribution or earnings attributable to Roth Deferrals when you elect to withdraw your Roth amounts from the Plan, as long as your withdrawal is a qualified distribution. See the discussion of Roth Deferrals under Article 5 below. You also may make After-Tax Contributions to the Plan. If you elect to make After-Tax Contributions to the Plan, you make a contribution to the Plan out of your salary, after paying taxes on such amounts. When you take a distribution of your After-Tax Contributions, you will not be taxed on the amounts you actually contributed to the Plan as After-Tax Contributions (since you were already taxed on those amounts). Any earnings on your After-Tax Contributions will not be subject to income taxation as long as those amounts stay in the Plan. Upon distribution, you will be taxed on the earnings associated with your After-Tax Contributions. (See Article 9 below for a discussion of the distribution rules under the Plan.) This Plan is a defined contribution plan, which is intended to qualify under Section 401(a) of the Internal Revenue Code. As a defined contribution plan, it is not covered under Title IV of ERISA and, therefore, benefits are not insured by the Pension Benefit Guaranty Corporation. ARTICLE 4 ELIGIBILITY REQUIREMENTS This Article sets forth the requirements you must satisfy to participate under the Plan. To qualify as a participant under the Plan, you must: • be an Eligible Employee • satisfy the Plan’s minimum age and service conditions and • satisfy any allocation conditions required under the Plan. Employees who are residents of Puerto Rico may not participate in the Plan unless otherwise specifically included below. Eligible Employees To participate under the Plan, you must be an Eligible Employee. For this purpose, you are considered an Eligible Employee if you are an employee of John Wiley & Sons, Inc. or Atypon Systems, LLC, provided you are not otherwise excluded from the Plan. For this purpose, if you worked for another employer that the Company acquired in the past, you may have been excluded from immediate participation in the Plan. If you have questions regarding your eligibility to participate in the Plan, please contact the Recordkeeper. In addition, the following special provisions apply: Acquired employees who immediately become employees of an employer that participates in this Plan are immediately eligible for the Plan. Acquired employees who do not immediately become employees of a participating employer do not become eligible for the Plan until they transfer to a participating employer or their employer becomes a participating employer. Excluded Employees. For purposes of determining whether you are an Eligible Employee, the Plan excludes from participation certain designated employees. If you fall under any of the excluded employee categories, you will not be eligible to participate under the Plan (until such time as you no longer fall into an excluded employee category).

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 6 The following categories of individuals are not eligible to participate in the Plan: • Employees covered under a collective bargaining agreement (i.e., union employees) • Non-resident aliens who do not receive any compensation from U.S. sources • Leased employees • Employees who were eligible for the following plan: Edge Employees’ Savings Plan • Employees hired or rehired in the Wiley Edge division on and after January 1, 2024 • Individuals classified by Wiley as consultants, interns, temporary, seasonal or contingent workers • Individuals paid by a third party with whom Wiley or a participating employer has a contract for their services Special rules applicable to Safe Harbor Contributions. In determining the Excluded Employees for purposes of Safe Harbor Contributions, the same Employees excluded for purposes of receiving Salary Deferrals are excluded for purposes of the Safe Harbor Contributions. Minimum Age and Service Requirements If you are an Eligible Employee as described above, in order to participate in the Plan, you must satisfy certain age and service conditions under the Plan. • Minimum age requirement. There is no minimum age requirement for participation in the Plan. • Minimum service requirement. There is no minimum service requirement to participate under the Plan. Thus, you will be eligible to participate in the Plan (provided you are an Eligible Employee) as of the first Entry Date following your date of employment. Entry Date. Once you have satisfied the eligibility conditions described above, you will be eligible to participate in the Plan on your Entry Date. For this purpose, your Entry Date is your date of employment. Thus, you will be eligible to participate immediately upon your date of hire, provided you are an Eligible Employee. Eligibility for Safe Harbor Matching Contributions. To be eligible to receive a Safe Harbor Matching Contribution, the same minimum age and service conditions as apply to Salary Deferrals apply for purposes of determining eligibility for Safe Harbor Matching Contributions. For more information regarding eligibility for Safe Harbor Contributions, see the annual Safe Harbor Contribution notice provided by the Recordkeeper. Crediting eligibility service. In determining whether you satisfy any minimum age or service conditions under the Plan, all service you perform during the year is counted. In addition, if you go on a maternity or paternity leave of absence (including a leave of absence under the Family Medical Leave Act) or a military leave of absence, you may receive credit for service during your period of absence for certain purposes under the Plan. You should contact the Recordkeeper to determine the effect of a maternity/paternity or military leave of absence on your eligibility to participate under the Plan. See Article 2 for a description of “predecessor” employers for whom service may be credited for eligibility purposes under the Plan. Eligibility upon rehire or change in employment status. If you terminate employment after satisfying the minimum age and service requirements under the Plan and you are subsequently rehired as an Eligible Employee, you will enter the Plan on the later of your rehire date or your Entry Date. If you terminate employment prior to satisfying the minimum age and service requirements, and you are subsequently rehired, you may have to re-satisfy the eligibility requirements in order to participate under the Plan. If you are rehired, contact the Recordkeeper to determine when you may be eligible to participate in the Plan. If you are not an Eligible Employee on your Entry Date, but you subsequently change status to an eligible class of Employee, you will be eligible to enter the Plan immediately (provided you have already satisfied the minimum age and service requirements). If you are an Eligible Employee and subsequently become ineligible to participate in the Plan, all contributions under the Plan will cease as of the date you become ineligible to participate. However, all service earned while you are employed, including service earned while you are ineligible, will be counted when calculating your vested percentage in your account balance.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 7 Allocation Conditions If you are an Eligible Employee and have satisfied the minimum age and service requirements described above, you are entitled to share in the contributions described in Article 5, provided you satisfy the allocation conditions described below. Salary Deferrals and After-Tax Contributions. You do not need to satisfy any additional allocation conditions to make Salary Deferrals or After-Tax Contributions under the Plan. Thus, if you satisfy the eligibility conditions described above, you will be eligible to make Salary Deferrals and After-Tax Contributions, regardless of how many hours you work during the year or whether you terminate employment during the year. However, you may not continue to make Salary Deferrals or After-Tax Contributions after you terminate employment (except to the extent that these contributions relate to Plan Compensation that you receive in your final paycheck at termination of employment). Employer Contributions. You will be entitled to share in any Employer Contributions the Company makes to the Plan only if you satisfy the following allocation conditions. Thus, even if you satisfy the eligibility conditions described above, you will not receive any Employer Contributions if you do not satisfy the following allocation conditions. • You must be employed on the last day of the Plan Year to receive an Employer Contribution for such Plan Year. If you are not employed on the last day of the Plan Year, you will not be entitled to an Employer Contribution, even if you have satisfied all other conditions for receiving the Employer Contribution. • Exceptions to allocation conditions. The allocation conditions described above do not apply if • you die during the Plan Year • you become disabled • you terminate employment after attaining Normal Retirement Age Safe Harbor Contributions. No additional allocation conditions apply to Safe Harbor Contributions under the Plan. Thus, you will be entitled to receive a Safe Harbor Contribution regardless of how many hours you work during the year or whether you terminate during the year, as long as you otherwise satisfy the eligibility requirements described under this Article 4 to receive a Safe Harbor Contribution under the Plan. ARTICLE 5 PLAN CONTRIBUTIONS The Plan provides for the contributions listed below. Article 4 discusses the requirements you must satisfy to receive the contributions described in this Article 5. Article 7 describes the vesting rules applicable to your plan benefits. Special rules also may apply if you leave employment to enter qualified military service. Contact the Recordkeeper if you have questions regarding the rules that apply if you are on military leave. Salary Deferrals If you have satisfied the conditions for participating under the Plan (as described in Article 4 above) you are eligible to make Salary Deferrals to the Plan. To begin making Salary Deferrals, you must complete a Salary Deferral election requesting that a portion of your Plan Compensation be contributed to the Plan instead of being paid to you as wages. However, see the discussion below regarding the application of the “automatic deferral” provisions under the Plan that may apply if you do not specifically elect to defer (or not defer) under the Plan. Any Salary Deferrals you make to the Plan will be invested in accordance with the Plan’s investment policies.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 8 Pre-Tax Salary Deferrals. By making pre-tax Salary Deferrals to the Plan, you will not have to pay income taxes on such amounts or on any investment earnings on those deferrals until you withdraw those amounts from the Plan. Your pre-tax Salary Deferrals reduce your wages for Federal income tax purposes. For example, if you defer $5,000 annually and your annual gross wages are $80,000, your taxable wages are then reduced by $5,000 and become $75,000. In many States, your wages for State income taxes purposes are similarly reduced. Roth Deferrals. You also may be able to avoid taxation on earnings under the Plan by designating your Salary Deferrals as Roth Deferrals. Roth Deferrals are a form of Salary Deferral but, instead of being contributed on a pre-tax basis, you must pay income tax currently on such deferrals. However, provided you satisfy the distribution requirements applicable to Roth Deferrals (as discussed in Article 9 below), you will not have to pay any income taxes at the time you withdraw your Roth Deferrals from the Plan, including amounts attributable to earnings. Thus, if you take a qualified distribution (as described in Article 9) your entire distribution may be withdrawn tax-free. You should discuss the relative advantages of pre-tax Salary Deferrals and Roth Deferrals with a financial professional before deciding how much to designate as pre-tax Salary Deferrals and Roth Deferrals. If you have made both pre-tax Salary Deferrals and Roth Deferrals under the Plan, you may designate the extent to which a distribution of Salary Deferrals is taken from your pre-tax Salary Deferral Account or your Roth Deferral Account. Any distribution of Salary Deferrals (including Roth Deferrals) must be authorized under the Plan distribution provisions. Salary Deferral election. You may not begin making Salary Deferrals under the Plan until you enter into a Salary Deferral election designating how much you wish to defer under the Plan. However, as described below, Salary Deferrals may be automatically withheld from your paycheck if you do not specifically elect to defer (or not defer) under the Plan. Change of election. You can increase or decrease the amount of your Salary Deferrals at any time. You may also elect to make Salary Deferrals or revoke an existing Salary Deferral election and stop making Salary Deferrals at any time. Any change you make to a Salary Deferral election will become effective as soon as administratively feasible. If you terminate employment, your election to defer (or not defer) will cease and you will need to make a new Salary Deferral election if you are rehired. Automatic deferral election. To simplify the administrative requirements for making Salary Deferrals under the Plan, the Plan is set up with an “automatic” deferral feature. Under this feature, if you do not make a Salary Deferral election to begin deferring under the Plan within 30 days of hire, you will be automatically enrolled in the Plan. Thus, if you have otherwise satisfied the eligibility requirements for Salary Deferrals described under Article 4 but have not made a Salary Deferral election, 4% of your Plan Compensation will be automatically withheld from each paycheck and deposited into the Plan as a pre-tax Salary Deferral. The automatic deferral amount will increase each year by 1% of your Plan Compensation up to a maximum of 10% of your Plan Compensation unless you designate otherwise under a Salary Deferral election. For this purpose, the automatic increase will take effect beginning in the first Plan Year following the year in which the automatic deferral election first becomes effective. Thus, for example, if a Participant commences an automatic deferral in the 2024 Plan Year, 4% of Plan Compensation automatically will be withheld from the Participant’s paycheck as a Salary Deferral for the 2024 Plan Year. Beginning in the 2025 Plan Year, the automatic deferral amount will increase by 1% each year up to a maximum of 10% of Plan Compensation. For purposes of applying the automatic increase provisions for a Plan Year, the automatic increase will take effect on July 1st. Any amounts that are automatically withheld from your paycheck will be invested in accordance with the Plan’s investment policies and will be exempt from taxation just like any other pre-tax Salary Deferral. Once your contributions are deposited to your account in the Plan, you may change your investment elections at any time (see Article 10). If you would like to modify your automatic deferral amount, you must make a Salary Deferral election indicating the amount you wish to defer. If you do not wish to defer under the Plan, you must make a Salary Deferral election indicating a zero-deferral rate.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 9 Special rules for applying automatic deferral provisions. The automatic deferral provisions described above will apply to eligible participants in the following manner: Automatic deferral provisions have previously been applied to all current Participants who did not enter into a Salary Deferral Election that was at least equal to the automatic deferral percentage of 4% and automatic increase of 1%. Treatment of rehired Participant. If you had an active election to contribute to the Plan in effect at your termination of employment and are rehired, any prior election you may have made to defer to the Plan is no longer in effect and you will be treated as a new Employee for automatic enrollment purposes. If you were automatically enrolled in the Plan at your termination of employment and are rehired in the year of your termination of employment or the following calendar year, your enrollment in the Plan will be automatically restored at the deferral rate in effect at the time of your termination, plus any automatic increase that would have happened had you remained employed. Any other rehire will be treated as a new Employee for automatic enrollment purposes. You may change your election to defer or not to defer to the Plan at any time in accordance with Plan rules. Limit on Salary Deferrals. In addition to the IRS limits described in Article 6 below, the Plan limits the amount you may contribute as Salary Deferrals. Under this Plan limit, you may not defer an amount in excess of 50% of Plan Compensation for each payroll period during which you are eligible to participate under the Plan. In addition, if you elect to make Salary Deferrals under the Plan, your election must be for at least 2% of Plan Compensation for each payroll period. Special rules: In determining the amount that you may contribute to the Plan, the following special rule applies: Total of all Salary Deferrals (Pretax and Roth) and After-Tax contributions cannot exceed 50% of Plan Compensation. After-Tax Contributions If you have satisfied the conditions for participating under the Plan (as described in Article 4 above) you are eligible to make After-Tax Contributions to the Plan. To begin making After-Tax Contributions, you must elect to make contributions to the Plan on an after-tax basis. The After-Tax Contributions you make to the Plan are subject to current taxation but any earnings on such amounts are not taxed until you withdraw those amounts from the Plan. Your After-Tax Contributions will be invested in accordance with the Plan’s investment policies. You may request the forms necessary to make After-Tax Contributions from the Recordkeeper. Limit on After-Tax Contributions. In addition to the IRS limits described in Article 6 below, the Plan limits the amount you may contribute as After-Tax Contributions. Under this Plan limit, you may not contribute an amount in excess of 25% of Plan Compensation for each payroll period during which you are eligible to participate in the Plan. In addition, if you elect to make After-Tax Contributions under the Plan, your election must be for at least 2% of Plan Compensation for each payroll period. Change of election. You can increase or decrease the amount of your After-Tax Contributions at any time. You may also elect to make After-Tax Contributions or revoke an existing election and stop making After-Tax Contributions at any time. Any change you make to an After-Tax Contribution election will become effective as soon as administratively reasonable. Special rules. In determining the amount that you may contribute to the Plan, the following special rule applies: Total of all Salary Deferrals (Pretax and Roth) and After-Tax Contributions cannot exceed 50% of Plan Compensation. Safe Harbor Matching Contributions This Plan is designed to qualify as a “Safe Harbor 401(k) Plan”. Participants who satisfy the eligibility requirements described in Article 4 above and contribute to the Plan will be eligible for Safe Harbor Matching Contributions.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 10 Any Safe Harbor Matching Contributions made to the Plan on your behalf will be contributed to a special Safe Harbor Matching Contribution account established under the Plan. Safe Harbor Matching Contributions may be contributed during the Plan Year or after the Plan Year ends. You will be provided with a notice prior to the beginning of each Plan Year describing the Safe Harbor Matching Contribution and your rights with respect to such contributions. Safe Harbor Matching Contribution formula. If you make Salary Deferrals and/or After-Tax Contributions to the Plan, you will be eligible to receive a Safe Harbor Matching Contribution equal to:  100% of the amount you contribute to the Plan for the Plan Year up to the first 3% of Plan Compensation  50% of your contributions up to the next 3% of Plan Compensation Employer Contributions The Company has the discretion to grant an Employer Contribution. If granted, you would have to satisfy all of the eligibility requirements described in Article 4 above to receive an Employer Contribution. If you do not satisfy all of the conditions for receiving an Employer Contribution, you will not share in an allocation of such Employer Contributions for the period for which you do not satisfy the eligibility requirements. Employer Contribution Formula. Employer Contributions would be contributed to your Employer Contribution account under the Plan at such time as deemed appropriate. Generally, Employer Contributions may be contributed during the Plan Year or after the Plan Year ends. Any Employer Contributions made would be allocated in accordance with the following Employer Contribution formula. • Discretionary pro-rata Employer Contribution formula. An Employer Contribution is discretionary in any given year. If the Company decides to make an Employer Contribution to the Plan, such contribution would be determined as a uniform percentage of compensation for all eligible participants and participants would be informed of the amount of such contribution. Top Heavy Benefits A plan that primarily benefits key employees is called a top heavy plan. For this purpose, key employees are defined as certain owners of an employer and officers with a specified level of compensation. A plan is generally a top heavy plan when more than 60% of all account balances under the plan are attributable to key employees. The Recordkeeper will determine each year whether the plan is a top heavy plan. You will be notified if your benefits are affected. If the Plan becomes top heavy in any Plan Year, non-key employees who are eligible to receive a top heavy contribution under the Plan generally will receive a minimum contribution equal to the lesser of 3% of Plan Compensation or the highest percentage provided to any key employee (as defined in the Plan). This minimum contribution may be different if the Employer maintains another qualified plan. For this purpose, any Employer Contributions and Matching Contributions may be taken into account in determining whether the top heavy rules are satisfied. In applying the top heavy rules, any eligible non-key employee who is employed at the end of the year is entitled to the top heavy minimum, regardless how many hours the employee works during the year. Rollover Contributions If you have an account balance in another qualified retirement plan or an IRA, you may move those amounts into this Plan, without incurring any tax liability, by means of a “rollover” contribution. You may also roll over Roth contributions from another qualified plan to this Plan. Rollovers are not permitted from a Roth IRA. You are always 100% vested in any amounts you contribute to the Plan as a rollover from another qualified plan or IRA. This means that you will always be entitled to all amounts in your rollover account. Rollover contributions will be affected by any investment gains or losses under the Plan.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 11 You may accomplish a rollover in one of two ways. You may ask your prior plan administrator or trustee to directly roll over to this Plan all or a portion of any amount which you are entitled to receive as a distribution from your prior plan. Alternatively, if you receive a distribution from your prior plan, you may elect to deposit into this Plan any amount eligible for rollover within 60 days of your receipt of the distribution. The 60-day rollover option is not available for rollovers of Roth contributions. Any rollover to the Plan will be credited to your Rollover Contribution Account. See Article 9 below for a description of the distribution provisions applicable to rollover contributions. Generally, the Plan will accept a rollover contribution from another qualified retirement plan or IRA. The Plan may have separate procedures limiting the type of rollover contributions it will accept. For example, there may be restrictions on the acceptance of after-tax contributions or Salary Deferrals (including Roth Deferrals) or rollovers from particular types of plans. The Plan will accept rollover contributions from Eligible Employees who are not currently contributing to the Plan. Any procedures affecting the ability to make Rollover Contributions to the Plan will be applied in a nondiscriminatory manner. If you have questions about whether you can roll over a prior plan distribution, please contact the Recordkeeper. ARTICLE 6 LIMIT ON CONTRIBUTIONS The IRS imposes limits on the amount of contributions you may receive under this Plan, as described below. IRS limits on Salary Deferrals. The IRS imposes limits on the amount you can contribute as Salary Deferrals during a calendar year. For 2024, the maximum deferral limit is $23,000. For years after 2024, the maximum deferral limit may be adjusted for cost-of-living each year. The Recordkeeper will provide you with information regarding the adjusted deferral limits beginning after 2024. In addition, if you are at least age 50 by December 31 of the calendar year, you also may make a special catch-up contribution in addition to the maximum Salary Deferral limit described above. For 2024, the catch-up contribution limit is $7,500. For years after 2024, the catch-up contribution limit may be adjusted for cost-of living each year. The Recordkeeper will provide you with information concerning the catch-up contribution limit for years after 2024. Example: If you are at least age 50 by December 31, 2024, the maximum Salary Deferral you may make for the 2024 calendar year would be $30,500 (i.e., $23,000 maximum deferral limit plus $7,500 catch-up contribution limit). The IRS deferral limit applies to all Salary Deferrals you make in a given calendar year to this Plan or any other cash or deferred arrangement (including a cash or deferred arrangement maintained by an unrelated employer). For this purpose, cash or deferred arrangements include 401(k) plans, 403(b) plans, simplified employee pension (SEP) plans or SIMPLE plans. If you make Salary Deferrals for a given year in excess of the deferral limit described above under this Plan or another plan maintained by the Employer, the Plan will automatically return the excess amount and associated earnings to you by April 15. If you make Salary Deferrals for a given year in excess of the deferral limit described above because you made Salary Deferrals under this Plan and a plan of another employer, you must ask one of the plans to refund the excess amount to you. If you wish to take a refund from this Plan, you must notify the Recordkeeper, in writing, by March 1 of the next calendar year so the excess amount and related earnings may be refunded by April 15. The excess amount is taxable for the year in which you made the excess deferral. If you fail to request a refund, you will be subject to taxation in two separate years: once in the year of deferral and again in the year the excess amount is actually paid to you. IRS limit on total contributions under the Plan. The IRS imposes a maximum limit on the total amount of contributions you may receive under this Plan. This limit applies to all contributions the Company makes on your behalf, including your contributions to the Plan, Employer Matching Contributions and discretionary Employer Contributions. Under this limit, the total of all contributions under the Plan cannot exceed a specific dollar amount or 100% of your annual compensation, whichever is less. For 2024, the dollar limit is $69,000.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 12 For years after 2024, this amount may be increased for inflation. For purposes of applying the 100% of compensation limit, your annual compensation includes all taxable compensation, increased for any Salary Deferrals you may make under any 401(k) plan maintained by the Company and any pre-tax contributions you may make to any other plan maintained by the Company, such as a cafeteria health plan. Example: Suppose in 2024 you earn compensation of $55,000 (after reduction for pre-tax 401(k) plan contributions of $5,500). Your compensation for purposes of the overall contribution limit is $60,500 ($55,000 + $5,500 of pre-tax deferrals). The maximum amount of contributions you may receive under the Plan for 2024 is $60,500 (the lesser of $69,000 or 100% of $60,500). IRS limit on Plan Compensation under the Plan. Your contributions under the Plan are based on your Plan Compensation earned during the Plan Year. Plan Compensation that exceeds $345,000 in 2024 will not be taken into account for determining your Plan contributions. The maximum amount of Plan Compensation may be adjusted for cost-of-living each year. Note that you can no longer contribute to the Plan in a year in which you reach the maximum Salary Deferral limit. ARTICLE 7 DETERMINATION OF VESTED BENEFIT Vested account balance. When you take a distribution of your benefits under the Plan, you are only entitled to withdraw your vested account balance. For this purpose, your vested account balance is the amount held under the Plan on your behalf for which you have earned an ownership interest. You earn an ownership interest in your Plan benefits if you have earned enough service with the Company to become vested based on the Plan’s vesting schedule. If you terminate employment before you become fully vested in any of your Plan benefits, those non-vested amounts may be forfeited. (See below for a discussion of the forfeiture rules that apply if you terminate with a non-vested benefit under the Plan.) The following describes the vesting schedule applicable to contributions under the Plan. • Salary Deferrals, After-Tax Contributions and Rollover Contributions. You are always 100% vested in your Salary Deferrals, After-Tax Contributions and Rollover Contributions. In other words, you have complete ownership rights to any Salary Deferrals, After-Tax Contributions and Rollover Contributions under the Plan. Thus, you will never forfeit these contributions after they have been made to the Plan. • Safe Harbor Matching Contributions. Safe Harbor Matching Contributions are subject to a special vesting schedule. • If you are an eligible Employee who was hired before January 1, 2024, you are always 100% vested in your Safe Harbor Matching Contributions. • If you are an eligible Employee who is hired after December 31, 2023, you will be 100% vested in any Safe Harbor Matching Contributions once you have completed two Years of Vesting Service. • If you were a Plan Participant before January 1, 2024 and you are rehired as an eligible Employee on or after January 1, 2024, you are always 100% vested in your Safe Harbor Matching Contributions. • If you were an employee of a foreign employer that is a member of a controlled group of corporations of which the Employer is a part before January 1, 2024, and you transfer directly from employment with the foreign employer to an Employer participating in this Plan and you are eligible to participate in this Plan, you will always be vested in your Safe Harbor Matching Contributions. • See Article 5 above for more information regarding Safe Harbor contributions under the Plan. Employer Contributions. You will be 100% vested in any Employer Contributions made to the Plan once you have completed two Years of Vesting Service. Top heavy contributions. If you are eligible to receive top heavy contributions (as described in Article 5 above), the vesting schedule with respect to such contributions will be the same as applies for Employer Contributions.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 13 Protection of vested benefit. Once you are vested in your benefits under the Plan, you have an ownership right to those amounts. While you may not be able to immediately withdraw your vested benefits from the Plan due to the distribution restrictions described under Article 9 below, you generally will never lose your right to those vested amounts. However, it is possible that your benefits under the Plan will decrease as a result of investment losses. If your benefits decrease because of investment losses, you will only be entitled to the vested amount in your account at the time of distribution. Exception to vesting schedule. The above vesting schedule no longer applies once you reach Normal Retirement Age under the Plan. Thus, if you are still employed with the Company at Normal Retirement Age, you will automatically become 100% vested in all contributions under the Plan. You also will be fully vested in your entire account balance (regardless of the Plan’s vesting schedule) if you are an affected participant when the Plan is terminated. In addition, you will also automatically become 100% vested if, during your employment, you:  die  become Disabled Years of Vesting Service. To calculate your vested benefit under the Plan, your Years of Vesting Service are used to determine where you are on the vesting schedule. You will be credited with a Year of Vesting Service for each full year of service you work for the Company or an affiliate. You also may be entitled to service earned during a period of severance if you are subsequently reemployed within a specified period. If you have questions regarding your position on the vesting schedule, please contact the Recordkeeper. Forfeiture of nonvested benefits. If you terminate employment before you become fully vested in your Plan benefits, you will be entitled to receive a distribution of your vested benefits under the Plan. Your non-vested benefits will be forfeited as described below. You are not entitled to receive a distribution of your non-vested benefits. If you terminate employment at a time when you are only partially-vested (or totally non-vested) in any of your Plan benefits, how the Plan treats your non-vested balance will depend on whether you take a distribution when you terminate employment.  Forfeiture upon distribution. If you take a distribution of your entire vested benefit when you terminate employment, your non-vested benefit will be forfeited in accordance with the terms of the Plan. If you are totally non-vested in any Plan contributions, you will be deemed to have received a distribution of those contributions for purposes of applying these forfeiture rules. • Buy-back of forfeited benefits upon reemployment. If you take a distribution of your entire vested benefit when you terminate employment, and as a result, some (or all) of your Plan benefits are forfeited, you have the right to repay the distributed amount to the Plan if you are rehired prior to incurring five consecutive Breaks in Service (as defined under “Forfeiture upon five consecutive Breaks in Service” below). If you repay the total amount of your distribution back to the Plan, the amount of your non-vested benefit which was forfeited as a result of that distribution will be restored. Please contact the Recordkeeper if you wish to buy-back prior benefits under the Plan. The Recordkeeper will inform you of the amount you must repay to buy-back your prior forfeited benefit. • Timing of buy-back. To restore your forfeited benefits, you must make repayment to the Plan no later than five years following your reemployment date. If you received a “deemed” distribution because you were totally non-vested, your non-vested benefit will automatically be restored within a reasonable time following your reemployment, provided you have not incurred five consecutive Breaks in Service prior to your reemployment.  Forfeiture upon five consecutive Breaks in Service. Depending on the value of your vested benefits, you may be able to keep your benefits in the Plan when you terminate employment. If you do not take a distribution of your entire vested benefit when you terminate employment, your non-vested benefit will remain in your account until you have incurred five consecutive Breaks in Service, at which

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 14 time your non-vested benefit will be forfeited in accordance with the terms of the Plan. For this purpose, you will have a Break in Service for each year in which you work less than a full consecutive 12 months. Your vested benefits will not be forfeited under this forfeiture rule. If you have any questions regarding the application of these rules, you should contact the Recordkeeper. Treatment of forfeited benefits. Forfeitures will be used to pay Plan expenses or Employer Contributions under the Plan. ARTICLE 8 PARTICIPANT LOANS The Plan permits Participants to take a loan from the Plan. Thus, you may take a loan from your vested benefits under the Plan. The Plan Administrator will develop procedures for administering Participant loans, including the establishment of procedures for applying for a loan and limits on the total amount of loan proceeds that may be outstanding at any time. For more information regarding the procedures for receiving a Participant loan, please contact the Recordkeeper. ARTICLE 9 PLAN DISTRIBUTIONS The Plan contains detailed rules regarding when you can receive a distribution of your benefits from the Plan. As discussed in Article 7 above, if you qualify for a Plan distribution, you will only receive your vested benefits. This Article 9 describes when you may request a distribution and the tax effects of such a distribution. Distribution upon termination of employment. When you terminate employment with the Company and its affiliates, you may be entitled to a distribution from the Plan. The availability of a distribution will depend on the amount of your vested account balance. • Vested account balance in excess of $7,000. If your total vested account balance exceeds $7,000 as of the distribution date, you may receive a distribution from the Plan within a reasonable period after your termination of employment. If you do not consent to a distribution of your vested account balance, your balance will remain in the Plan. If you receive a distribution of your vested benefits when you are only partially-vested in your Plan benefits, your non-vested benefits will be forfeited. For this purpose, your vested account balance is determined without regard to any Rollover Contributions you may have under the plan. You may elect to take your distribution in any of the following forms. Prior to receiving a distribution from the Plan, you will receive a distribution package that will describe the distribution options that are available to you. If you have any questions regarding your distribution options under the Plan, please contact the Recordkeeper.  Lump sum. You may elect to take a distribution of your entire vested account balance in a lump sum. If you take a lump sum distribution, you may elect to roll over all (or any portion) of your distribution to an IRA or to another qualified plan. See the Special Tax Notice, which you may obtain from the Recordkeeper, for more information regarding your ability to roll over your plan distribution.  Partial lump sums. You may elect to take a partial lump sum of less than your entire vested benefit.  Installment payments. You may elect to receive a distribution in the form of a series of installment payments. If you elect distribution in the form of installments, your vested benefit will be paid out in equal installments over a set number of years at a frequency to be determined at the time payments begin. If the installment period is 10 years or greater, you may not roll over any of the installment payments into an IRA or into another qualified plan. The Recordkeeper will provide you with forms necessary to elect an installment distribution under the Plan.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 15 • Vested account balance of $7,000 or less. If your total vested account balance under the Plan is $7,000 or less as of the distribution date, you will be eligible to receive a distribution of your entire vested account balance as soon as administratively feasible following your termination of employment. If you receive a distribution of your vested benefits when you are partially vested in your Plan benefits, your non-vested benefits will be forfeited. For this purpose, your vested account balance is determined without regard to any Rollover Contributions you may have under the Plan. You may elect to receive your distribution in cash or you may elect to rollover your distribution to an IRA or to another qualified plan. If your total vested account balance under the Plan is between $1,000 and $7,000 as of the distribution date and you do not consent to a distribution of your vested account balance, your vested benefit automatically will be rolled over to an IRA selected by the Plan Administrator. If your total vested account balance exceeds $7,000, no distribution will be made from the Plan without your consent. If your total vested account balance is $1,000 or less as of the distribution date, your entire vested benefit will be distributed to you in a lump sum, even if you do not consent to a distribution. If your benefit is automatically rolled over to an IRA selected by the Plan Administrator, such amounts will be invested in a manner designed to preserve principal and provide a reasonable rate of return. Common types of investment vehicles that may be used include money market accounts, certificates of deposit or stable value funds. Reasonable expenses may be charged against the IRA account for expenses associated with the establishment and maintenance of the IRA. Any such expenses will be no greater than similar fees charged for other IRAs maintained by the IRA provider. For further information regarding the automatic rollover requirements, including further information regarding the IRA provider and the applicable fees and expenses associated with the automatic rollover IRA, please contact the Recordkeeper. In-service distributions. You may withdraw vested amounts from the Plan while you are still employed with the Company or an affiliate, but only if you satisfy the Plan’s requirements for in-service distributions. Different in-service distribution options apply depending on the type of contribution being withdrawn from the Plan. • Salary Deferrals. You may withdraw amounts attributable to Salary Deferrals while you are still employed upon any of the following events:  You are at least age 59½ at the time of the distribution.  You have incurred a hardship, as described below.  You are in certain qualified active military duty. Please contact the Recordkeeper if you have any questions regarding the availability of a distribution under this provision. • After-Tax Contributions. You may take an in-service distribution of your After-Tax Contribution account. • Employer Contributions. You may withdraw amounts attributable to Employer Contributions while you are still employed if you are at least age 59½ at the time of the distribution. • Safe Harbor Contributions. You may withdraw amounts attributable to Safe Harbor Contributions while you are still employed upon any of the following events:  You are at least age 59½ at the time of the distribution.  You have incurred a hardship, as described below. • Rollover Contributions. If you have rolled money into this Plan from another qualified plan or IRA, you may take an in-service distribution of your Rollover Contribution account at any time. Hardship distribution. To receive a distribution on account of hardship, you must demonstrate one of the following hardship events. (1) You need the distribution to pay unpaid medical expenses for yourself, your spouse or any dependent.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 16 (2) You need the distribution to pay for the purchase of your principal residence. You must use the hardship distribution for the purchase of your principal residence. You may not receive a hardship distribution solely to make mortgage payments. (3) You need the distribution to pay tuition and related educational fees (including room and board) for the post-secondary education of yourself, your spouse, your children, or other dependent. You may take a hardship distribution to cover up to 12 months of tuition and related fees. (4) You need the distribution to prevent your eviction or to prevent foreclosure on your mortgage. The eviction or foreclosure must be related to your principal residence. (5) You need the distribution to pay funeral or burial expenses for your deceased parent, spouse, child or dependent. (6) You need the distribution to pay expenses to repair damage to your principal residence (provided the expenses would qualify for a casualty loss deduction on your tax return, without regard to 10% adjusted gross income limit). (7) You need the distribution to pay expenses and losses (including loss of income) incurred due to a federally-declared disaster. Your principal residence or principal place of employment at the time of the disaster must be located in a federally-declared disaster area designated for individual assistance. In addition, a hardship event described under (1), (3) or (5) above may also be determined with respect to a primary beneficiary under the Plan. For this purpose, a primary beneficiary is an individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of a participant’s benefit upon the death of the participant. Before you may receive a hardship distribution, you must represent, in writing, that you have insufficient cash or other liquid assets to satisfy your financial need. In addition, if you have other distributions available under this Plan (or any other plan maintained by the Company) you must take such distributions before requesting a hardship distribution. You may not receive a hardship distribution of more than you need to satisfy your hardship. In calculating your maximum hardship distribution, you may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. See the Recordkeeper for more information regarding the maximum amount you may take from the Plan as a hardship distribution and the total amount you have available for a hardship distribution. The Recordkeeper will provide you with the appropriate forms for requesting a hardship distribution. Limits on in-service distributions. In addition to the requirements described above for receiving an in-service distribution, the Plan contains additional limits which may limit your ability to take an in-service withdrawal. For example: • You may not take an in-service distribution of less than $100. If the total amount available for a withdrawal is less than $100, then you may withdraw less than $100. • You may once in a calendar year make a hardship withdrawal from the Plan in the following order: 1. After-Tax Contributions and earnings 2. Rollover Contributions and earnings 3. vested Matching Contributions and earnings. 4. The vested portion of your transferred ESOP account and earnings 5. Salary Deferrals (including catch-up contributions) and earnings. • You may twice in a calendar year make an After-Tax Contribution withdrawal. If you have not been a Plan participant for at least five years at the time of this withdrawal, you may not withdraw any After- Tax Contributions that were matched during the last 24 months, except for reasons of financial hardship. • An age 59 1/2 withdrawal may be made after you have withdrawn all available After-Tax and Rollover Contributions and earnings, in the following order: 1. Your vested Matching Contributions and earnings 2. Amounts in the Basic Retirement Contributions account and earnings 3. The vested portion of any transferred ESOP account 4. Your Salary Deferral Contributions (including catch-up contributions) and

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 17 earnings 5. Any vested, discretionary Employer Contributions and earnings 6. Any QNEC contributions and earnings.The Plan Administrator may impose additional limitations on in-service distributions as authorized under the Plan. The Plan Administrator may impose additional limitations on in-service distributions as authorized under the Plan. See Article 8 above for a discussion of the Plan’s rules regarding the availability of a loan from the Plan. Required distributions. If you have not begun taking distributions before you attain your Required Beginning Date, the Plan generally must commence distributions to you as of such date. For this purpose, your Required Beginning Date is April 1 following the end of the calendar year in which you attain (i) age 70½ (if you were born before July 1, 1949), (ii) age 72 (if you were born after June 30, 1949 and before January 1, 1951), (iii) age 73 (if you were born after December 31, 1950 and before January 1, 1960), (iv) age 75 (if you were born after December 31, 1959), or terminate employment, whichever is later. (For 5% owners, the Required Beginning Date is April 1 following the calendar year in which you attain (i) age 70½ (if you were born before July 1, 1949), (ii) age 72 (if you were born after June 30, 1949 and before January 1, 1951), (iii) age 73 (if you were born after December 31, 1950 and before January 1, 1960), (iv) age 75 (if you were born after December 31, 1959), even if you are still employed.) Once you attain your Required Beginning Date, the Recordkeeper will commence distributions to you as required under the Plan. The Recordkeeper will inform you of the amount you are required to receive once you attain your Required Beginning Date. Distribution upon disability. If you should terminate employment because you are Disabled, you will be eligible to receive a distribution of your vested account balance under the Plan’s normal distribution rules. Disaster-related distributions. Special rules related to certain federally-declared natural disasters may have applied for distributions and loans under the Plan. If you received a disaster-related distribution from the Plan, you may be able to recontribute the amount of the distribution to the Plan. Please contact the Recordkeeper for more information. Disaster-related distributions. If you are impacted by a federally-declared disaster, you may be able to take a distribution of up to $22,000 from the Plan if your principal residence is located in the qualified disaster area and you sustain an economic loss. You do not have to be currently employed by the Company to receive this distribution. The distribution is taxable when received and special rules apply regarding taxation. The distribution may also be repaid to the plan or rolled over within three years of receipt. Please contact the Recordkeeper for more information or to apply for this distribution. Distributions upon death. If you should die before taking a distribution of your entire vested account balance, your remaining benefit will be distributed to your beneficiary or beneficiaries, as designated on the appropriate designated beneficiary election form. You may request a designated beneficiary election form from the Recordkeeper. If you are married, your spouse generally is treated as your beneficiary, unless you and your spouse properly designate an alternative beneficiary to receive your benefits under the Plan. The Recordkeeper will provide you with information concerning the availability of death benefits under the Plan and your rights (and your spouse’s rights) to designate an alternative beneficiary for such death benefits. For purposes of determining your beneficiary to receive death distributions under the Plan, any designation of your spouse as beneficiary is automatically revoked upon a formal divorce decree unless you re-execute a new beneficiary designation form or enter into a valid Qualified Domestic Relations Order (QDRO). Default beneficiaries. If you do not designate a beneficiary to receive your benefits upon death or your designated beneficiary does not survive you, your benefits will be distributed to your surviving spouse and, if no spouse exists at the time of your death, then to your estate.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 18 Taxation of distributions. Generally, you must include any Plan distribution in your taxable income in the year you receive the distribution. More detailed information on tax treatment of Plan distributions is contained in the “Special Tax Notice” which you may obtain from the Recordkeeper. • Roth Deferrals. If you make Roth Deferrals under the Plan, you will not be taxed on the amount of the Roth Deferrals taken as a distribution (because you pay taxes on such amounts when you contribute them to the Plan). In addition, you will not pay taxes on any earnings associated with the Roth Deferrals, provided you take the Roth Deferrals and earnings in a qualified distribution. For this purpose, a qualified distribution occurs only if you have had your Roth Deferral account in place for at least 5 years and you take the distribution on account of death, disability, or attainment of age 59½. If you have made both pre-tax Salary Deferrals and Roth Deferrals under the Plan, you may designate the extent to which a distribution of Salary Deferrals is taken from your pre-tax Salary Deferral Account or your Roth Deferral Account. Any distribution of Salary Deferrals (including Roth Deferrals) must be authorized under the Plan distribution provisions. If you take a distribution that does not qualify as a qualified distribution, you will be taxed on the earnings associated with the Roth contributions. (You will never be taxed on the Roth contributions distributed since those amounts are taxed at the time you make the Roth contributions.) • After-Tax Contributions. If you have made After-Tax Contributions to the Plan, you will not be taxed on those contributions when they are distributed from the Plan. You will, however, be taxed on income attributable to such contributions. Non-assignment of benefits and Qualified Domestic Relations Orders (QDROs) Your benefits cannot be sold, used as collateral for a loan, given away, or otherwise transferred, garnished, or attached by creditors, except as provided by law. However, if required by applicable state domestic relations law, certain court orders could require that part of your benefit be paid to someone else—your spouse or children, for example. This type of court order is known as a Qualified Domestic Relations Order (QDRO). As soon as you become aware of any court proceedings that might affect your Plan benefits, please contact the Recordkeeper. You may request a copy of the procedures concerning QDROs, including those procedures governing the qualification of a domestic relations order, without charge, from the Recordkeeper. ARTICLE 10 PLAN ADMINISTRATION AND INVESTMENTS Investment of Plan assets. You have the right to direct the investment of Plan assets held under the Plan on your behalf. The Recordkeeper will provide you with information on the amounts available for direction, the investment choices available to you, the frequency with which you can change your investment choices and other investment information. Periodically, you will receive a benefit statement that provides information on your account balance and your investment returns. If you have any questions about the investment of your Plan accounts, please contact the Recordkeeper. This Plan is intended to comply with the requirements of ERISA §404(c). As such, to the extent you are permitted to direct the investment of your account, you are solely responsible for the investment decisions you make with respect to your Plan benefits. The Trustee, Employer or any Plan fiduciary, including the Plan Administrator, will not be responsible for any losses resulting from your direction of investments under the Plan. If you have questions regarding investment decisions or strategies with respect to the investment of your Plan benefits, you should consult an investment professional. Valuation Date. To determine your share of any gains or losses incurred as a result of the investment of Plan assets, the Plan is valued on a regular basis. For this purpose, the Plan is valued on a daily basis. Thus, you will receive an allocation of gains or losses under the Plan at the end of each business day during which the New York Stock Exchange is open. Plan fees. There may be fees or expenses related to the administration of the Plan or associated with the investment of Plan assets that will affect the amount of your Plan benefits. Any fees and expenses related to the administration of the Plan or associated with the investment of Plan assets will be paid by the Plan unless

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 19 paid by the Employer. If fees and expenses are paid by the Plan, such fees and expenses will generally be allocated to the accounts of Participants either proportionally based on the value of account balances or as an equal dollar amount based on the number of participants in the Plan. If you direct the investment of your benefits under the Plan, you will be responsible for any investment-related fees incurred as a result of your investment decisions. Prior to making any investment, you should obtain and read all available information concerning that particular investment, including financial statements, prospectuses, and other available information. In addition to general administration and investment fees that are charged to the Plan, you may be assessed fees directly associated with the administration of your account. For example, if you terminate employment, your account may be charged directly for the pro rata share of the Plan’s administration expenses, regardless of whether the Employer pays some of these expenses for current Employees. Other fees that may be charged directly against your account include: • Fees related to the processing of distributions upon termination of employment. • Fees related to the processing of in-service distributions. • Fees related to the processing of required minimum distributions. • Participant loan origination fees and annual maintenance fees. • Charges related to processing of a Qualified Domestic Relation Order (QDRO) where a court requires that a portion of your benefits is payable to your ex-spouse or children as a result of a divorce decree. If you are permitted to direct the investment of your benefits under the Plan, each year you will receive a separate notice describing the fees that may be charged under the Plan. In addition, you will also receive a separate notice describing any actual fees charged against your account. Please contact the Recordkeeper if you have any questions regarding the fees that may be charged against your account under the Plan. ARTICLE 11 PLAN AMENDMENTS AND TERMINATION Plan amendments. The Company has the authority to amend this Plan at any time. Any amendment, including the restatement of an existing Plan, may not decrease your vested benefit under the Plan, except to the extent permitted under the Internal Revenue Code, and may not reduce or eliminate any “protected benefits” (except as provided under the Internal Revenue Code or any regulation issued thereunder) determined immediately prior to the adoption or effective date of the amendment (whichever is later). However, the Plan may be amended at any time to increase, decrease or eliminate benefits on a prospective basis. Plan termination. Although the Company expects to maintain this Plan indefinitely, the Company has the ability to terminate the Plan at any time. For this purpose, termination includes a complete discontinuance of contributions under the Plan or a partial termination. If the Plan is terminated, all amounts credited to the accounts of affected participants shall become 100% vested, regardless of the Plan’s current vesting schedule. In the event of the termination of the Plan, you are entitled to a distribution of your entire vested benefit. Such distribution shall be made directly to you or, at your direction, may be transferred directly to another qualified retirement plan or IRA. If you do not consent to a distribution of your benefit upon termination of the Plan, the Recordkeeper will transfer your vested benefit directly to an IRA that is established for your benefit. Except as permitted by Internal Revenue Service regulations, the termination of the Plan shall not result in any reduction of protected benefits. A partial termination may occur if either a Plan amendment or severance from service excludes a significant number of employees who were previously covered by this Plan. Whether a partial termination has occurred will depend on the facts and circumstances of each case. If a partial termination occurs, only those Participants who cease participation due to the partial termination will become 100% vested. The Recordkeeper will advise you if a partial termination occurs and how such partial termination affects you as a Participant.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 20 ARTICLE 12 PLAN PARTICIPANT RIGHTS AND CLAIM PROCEDURES Participant rights. As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:  Examine, without charge, at the Plan Administrator’s office, all documents governing the Plan, including insurance contracts and collective bargaining agreements (if applicable), and a copy of the latest annual report (Form 5500 series) filed by the Plan Administrator with the U.S. Department of Labor.  Obtain copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements (if applicable), and copies of the latest annual report (Form 5500 series) and updated SPD, upon written request to the Plan Administrator. The Plan Administrator may assess a reasonable charge for the copies.  Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to provide each participant with a copy of this summary annual report.  Obtain a statement telling you whether you have a right to receive benefits under the Plan and, if so, what your current benefits are. You must request this statement in writing and you may only request this statement once a year. The Plan Administrator will provide the statement free of charge.  File a claim for benefits. Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. These people, called “fiduciaries,” have a duty to operate the Plan prudently and in the best interests of you, other Plan participants and beneficiaries. You may not be fired or otherwise discriminated against in any way solely to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. Enforcement of Rights. If you have a claim for benefits under the Plan that is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For example, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive the requested documents within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the documents and pay you up to $110 a day until you receive the documents, unless the documents were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, and you have exhausted the claims procedures available to you under the Plan, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order that affects the payment of benefits under the Plan, you may file suit in federal court. If the Plan’s fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. Assistance with Questions. If you have any questions about the Plan or this SPD, you should contact the Recordkeeper. If you have any questions about your rights under ERISA, or if you need assistance in obtaining documents from the Recordkeeper, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration. Additional information is also available at the U. S. Department of Labor’s website at http://www.dol.gov/ebsa/.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 21 Claim for Benefits. Benefits will normally be payable under the Plan without the need for a formal claim. However, if you feel you are entitled to benefits under the Plan that have not been paid, you may submit to the Recordkeeper a written claim for benefits. Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. The Plan Administrator will evaluate your claim (including all relevant documents and records you submit to support your claim) to determine if benefits are payable to you under the terms of the Plan. The Plan Administrator may solicit additional information from you, if necessary, to evaluate the claim. If the Plan Administrator determines the claim is valid, then you will receive a statement describing the amount of benefit, the method or methods of payment, the timing of distributions and other information relevant to the payment of the benefit. If the Plan Administrator denies all or any portion of your claim, you (and your authorized representative, if applicable) will receive within a reasonable period of time (not to exceed 90 days after receipt of the claim form), a written or electronic notice setting forth the reasons for the denial (including references to the specific provisions of the Plan on which the decision is based), a description of any additional information needed to perfect your claim, and the steps you must take to submit the claim for review. If the Plan Administrator determines that special circumstances require an extension of time for processing your claim, it may extend the 90-day period described in the prior sentence to 180 days, provided the Plan Administrator provides you with written notice of the extension and prior to the expiration of the original 90-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision. If the Plan Administrator denies your claim, you will have 60 days from the date you receive notice of the denial of your claim to appeal the adverse decision of the Plan Administrator. You may submit to the Plan Administrator written comments, documents, records and other information relating to your claim for benefits. You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. The Plan Administrator’s review of the claim and of its denial of the claim shall take into account all comments, documents, records and other information relating to the claim, without regard to whether these materials were submitted or considered by the Plan Administrator in its initial decision on the claim. If the Plan Administrator denies your claim for benefits after appeal, you will receive within a reasonable period of time (not to exceed 60 days after receipt of the appeal), a written or electronic notice setting forth the reasons for the denial (including references to the specific provisions of the Plan on which the decision is based), and a description of your right to bring an action under ERISA Section 502(a). If the Plan Administrator determines that special circumstances require an extension of time for processing your appeal, it may extend the 60-day period described in the prior sentence to 120 days, provided the Plan Administrator provides you with written notice of the extension and prior to the expiration of the original 60-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision. If the Plan Administrator denies your claim for benefits upon review, in whole or in part, you may file suit in a state or Federal court. If the Plan Administrator makes a final written determination denying your claim for benefits, you may commence legal or equitable action with respect to the denied claim upon completion of the claims procedures outlined under the Plan. Any legal or equitable action must be commenced no later than the earlier of 180 days following the date of the final determination or three years following the proof of loss. If you fail to commence legal or equitable action with respect to a denied claim within the above timeframe, you will be deemed to have accepted the Plan Administrator’s final decision with respect to the claim for benefits. Disability Claims Procedures. If your claim is for disability benefits, the same claim procedures and deadlines will apply because eligibility for disability benefits under the Plan is based on eligibility for disability benefits under the Company’s disability insurance plan. Appeals of Adverse Benefit Determinations. A claimant shall have 180 days following receipt of a notification of an adverse benefit determination within which to appeal the determination. Any appeal will receive a full and fair review of the claim and the adverse benefit determination. With respect to such review:

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 22 • Claimants will have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits; • Claimants (upon request and free of charge) will have reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; • The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination; • As soon as possible and sufficiently in advance of the date on which any notice of an “adverse benefit determination on review,” the Plan Administrator will provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the person making the benefit determination in connection with the claim; and • As soon as possible and sufficiently in advance of the “notice of adverse benefit determination on review,” the Plan Administrator will provide the claimant, free of charge, with the rationale for the adverse decision. In performing the review, the Plan will not afford deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial adverse benefit determination, nor the subordinate of such individual. If the appeal is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional will not be an individual (or a subordinate of such individual) who was consulted in connection with the initial adverse benefit determination. If the Plan obtained advice from medical or vocational experts in connection with a claimant’s adverse benefit determination (without regard to whether the advice was relied upon in making the benefit determination), such experts will be identified. The Plan Administrator shall notify the claimant of the Plan’s benefit determination on review within a reasonable period of time, but not later than 45 days after receipt of the claimant’s request for review by the Plan, unless the Plan Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. Notice of Adverse Benefit Determination on Review. The Plan Administrator will provide a claimant with written or electronic notification (written in a culturally and linguistically appropriate and understandable manner) of any “adverse benefit determination.” The notice of adverse benefit determination on review will set forth: • The specific reason or reasons for the adverse determination; • Reference to the specific Plan provisions on which the determination is based; • That the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits; • A description of any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures; • A description of the claimant's right to bring an action under ERISA §502(a) (including a description of any applicable contractual limitation period that applies to the claimant’s right to bring such an action); • A discussion of the decision, including an explanation of the basis for disagreeing with or not following:  The views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant;

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 23  The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and  A disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration; • If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or, alternatively, a statement that such explanation will be provided free of charge upon request; and • The specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist. The Plan Administrator will assist in language translation of a notice of adverse benefit determination on review, if necessary. Translation assistance can include recommending translation services, providing verbal assistance and providing the notice in a non-English language upon request. ADDENDUM ADDITIONAL SPD PROVISIONS Protected benefits. In addition to the benefits described in this SPD, the Plan also provides for the following protected benefits: After-Tax Contributions withdrawals associated with The Learning House Inc. Retirement Trust are available with unlimited frequency. You may withdraw Employer Matching Contributions made prior to 01/01/2020 once each calendar year, up to 50% of the vested portion of Matching Contributions that have been in the account for at least 24 months before the withdrawal, provided that you have already withdrawn the total amounts available in the After-Tax and Rollover Contribution accounts. Profit sharing contributions that were transferred from the plan previously sponsored by Sybex, Inc. are available for hardship and age 59-1/2 withdrawals. Vanguard Administrative Services Information Connect with Vanguard®: • Online. Log on to Vanguard.com for 24-hour access to information about your account, your Plan’s funds, and Vanguard’s financial planning and advice services. • By phone. Get 24-hour access to your account and information about your funds through the automated VOICE® Network at 800-523-1188. • With personal assistance. Vanguard Participant Services associates are available to assist you with transactions and answer your questions at 800-523-1188, Monday through Friday from 8:30 a.m. to 9 p.m., EST. Self Direction of Investments. All contributions to the Plan on your behalf will be credited to one or more separate accounts established in your name. Plan contributions are held in trust by the Trustee for the exclusive benefit of participating employees and their beneficiaries. Information About the Investment Options Available in the Plan. When you are eligible to participate in the Plan, you will be provided with comprehensive information about the investment options available in the Plan, including an explanation of the investment objectives and policies, risk and return characteristics, past and current investment performance (net of expenses), operating expenses, and the type and diversification of assets that make up the portfolio of each fund. You will also receive ongoing updates of this information in

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 24 the form of prospectuses and shareholder reports for each of the investment options that you have selected for the investment of your Plan contributions. If you have any questions or require more detailed information concerning any investment option, you can contact Vanguard. (See the section entitled “Connect with Vanguard®” for additional information). How to Change Investment Directions. The general rule is that you may change your investment directions among the investment options available in your Plan with respect to your future Plan contributions or existing individual account balances at any time as long as you act in accordance with the investment fund’s prospectus or investment guidelines. The Employer will establish uniform and nondiscriminatory policies describing how and when you may provide investment directions. You are permitted to redeem shares from one fund to purchase shares of another fund under the Plan. Although every effort is made to maintain this exchange privilege, investment companies reserve the right to revise or terminate this privilege, limit the amount of an exchange, or reject any exchange, at any time, without notice. Because excessive exchanges can potentially disrupt the management of a fund and increase its transaction costs, certain limitations are placed on participant exchange activity. Note also, that certain investment options, particularly funds made up of company stock or investment contracts, may be subject to unique restrictions. Please see the prospectuses or investment guidelines for the funds you have selected for more details. The transfer of existing balances will generally be made the same day if your transaction is received in complete and good order before the close of the New York Stock Exchange (generally 4 p.m., EST), or the earliest cut-off time of the funds involved. Vanguard will send a confirmation of your change to the address on file for you with Vanguard. If you wish to make a change in investment directions, you can contact Vanguard. (See the section entitled “Connect with Vanguard®” for additional information). Responsibility for Investment Losses. The Plan is intended to comply with Section 404(c) of ERISA (the Employee Retirement Income Security Act of 1974). If the Plan complies with Section 404(c), then the Employer, the Trustee and the fiduciaries, including the Plan Administrator, will be relieved of any legal liability for any losses which are the direct and necessary result of the investment directions that you give. Because your Plan allows and encourages you to direct your investments and to have access to all pertinent information concerning your investments, the fiduciaries of the Plan will be relieved of liability for the results of your investment decisions, as provided under Section 404(c) of ERISA. When you direct investments, your accounts are segregated for purposes of determining the gains, earnings, or losses on these investments. Your account does not share in the investment performance for other participants who have directed their own investments. You should remember that the amount of your benefits under the Plan will depend in part upon your choice of investments. Gains as well as losses can occur. There are no guarantees of performance, and neither the Employer, the Administrator, the Trustee, nor any of their representatives provide investment advice or insure or otherwise guarantee the value or performance of any investment you choose. You will be responsible for any expenses and losses resulting from your choice of investments. Keeping Track of Your Individual Accounts in the Plan. You will be provided with quarterly statements showing the total amounts credited to your individual accounts under the Plan as of the end of each calendar quarter. These statements will reflect all Plan activities including contributions, earnings, investment exchanges, and distributions occurring within your individual accounts during the most recent calendar quarter. Rules Regarding Voting Rights in the Plan. In the event of a mutual fund proxy, shares of mutual funds held in your individual accounts under the Plan will be voted by the Trustee on your behalf as directed by a fiduciary who has been identified to the Trustee (generally, the Employer). In making voting decisions on the fund shares, the identified fiduciary will direct the Trustee to vote the mutual fund shares in the long-term, economic best interests of Plan participants.

Summary Plan Description John Wiley & Sons, Inc. Employees' Savings Plan 25 Special Effective Date Provisions The following plans were merged into this Plan: • Wilson Learning Corporation Savings and Investment Plan • Deltak Edu 401(k) Retirement Plan • Inscape Publishing Inc. Savings and Retirement Plan • Efficient Learning Systems Inc. Retirement Trust • Profiles International, Inc. 401(k) Plan • The Learning House Inc. Retirement Trust • Zyante, Inc. Retirement Trust • Atypon Systems, LLC 401(k) Plan • TriNet 401(k) Plan for Employees of Madgex (only accounts of Madgex employees were transferred into this plan) • Certain employees of Mthree consulting became Wiley employees on January 1, 2021. Those employees became eligible to participate in the Plan as of January 1, 2021 and their account balances in The Company 401k Plan (the Mthree plan) were transferred to this Plan. The remainder of the Mthree plan merged in as of July 1, 2022